SECOND MODIFICATION AGREEMENT



   THIS SECOND MODIFICATION AGREEMENT ("AGREEMENT") is made as of the 11th day of October, 1995 by and between HEALTH-CHEM CORPORATION, a Delaware corporation, HERCON LABORATORIES CORPORATION, a Delaware corporation, HERCULITE PRODUCTS, INC., a New York corporation, PACIFIC COMBINING CORP., a California corporation, HERCON ENVIRONMENTAL CORPORATION, a Delaware corporation and TRANSDERM LABORATORIES CORPORATION, a Delaware corporation (collectively, "BORROWERS") and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association ("LENDER").


                          RECITALS


   Pursuant to the terms and provisions of a Loan And Security Agreement dated July 15, 1994 by and between the LENDER, HEALTH-CHEM CORPORATION, HERCON LABORATORIES CORPORATION, HERCULITE PRODUCTS, INC., and PACIFIC COMBINING CORP., as amended pursuant to the terms of a Modification Agreement dated August 31, 1995 by and between the BORROWERS and the LENDER ("LOAN AGREEMENT"), the LENDER is providing the BORROWERS a revolving line of credit in the maximum principal amount of Six Million Dollars ($6,000,000.00) ("LOAN"). The LOAN is evidenced by an Amended and Restated Promissory Note dated August 31, 1995 from the BORROWERS to the order of the LENDER in the stated principal amount of Six Million Dollars ($6,000,000.00) ("NOTE").

   The BORROWERS have requested that the LENDER: (a) extend the maturity date of the REVOLVER; and (b) modify certain of the covenants contained in the LOAN AGREEMENT. The LENDER is willing to consent to the BORROWERS' request subject to the terms and provisions contained in this AGREEMENT.

   NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

   SECTION 1. RECITALS. The parties hereto acknowledge the accuracy of the above recitals and hereby incorporate the recitals into this AGREEMENT.

   SECTION 2. AMENDMENT TO NOTE. The NOTE is hereby amended by deleting the date "July 15, 1997" from the first paragraph of the NOTE, which paragraph commences with the words "FOR VALUE RECEIVED," and substituting in lieu thereof the date "October 15, 1997." It is the intention of the parties that the "MATURITY DATE," as that term is used in the NOTE, shall be October 15, 1997.

   SECTION 3.     AMENDMENT TO LOAN AGREEMENT.  The LOAN
AGREEMENT is hereby amended as follows:

        (a) Section 1.18. Section 1.18 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

             Section 1.18. Fixed Charge Coverage. The term "FIXED CHARGE COVERAGE" means, for the four fiscal quarters of determination, the number obtained by dividing: (a) the sum of the consolidated net profits (before minority interests) of the BORROWERS (minus dividends) plus consolidated depreciation expense, consolidated interest expense and consolidated lease expense, by (b) the sum of (i) consolidated interest expense, (ii) consolidated lease expense and (iii) consolidated prospective current portion of long-term debt, including payments to be made to the sinking fund for the SUBORDINATED INDENTURE, provided that for purposes of determining the prospective current portion of long-term debt for this definition any prepayments on long-term debt (except for up to Five Hundred Thousand Dollars ($500,000.00) of either early sinking fund payments under the SUBORDINATED INDENTURE or purchases of portions of the INDEBTEDNESS under the SUBORDINATED INDENTURE, during the period between July 1, 1995 and September 30, 1996, inclusive) shall be deemed to be applied in the inverse order of scheduled maturities.

        (b) Section 1.48. Article 1 of the LOAN AGREEMENT is hereby amended by inserting after the presently existing
Section 1.47 the following new section:

             Section 1.48. Term Loan. The term "TERM LOAN" means the term loan in the maximum principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) being provided by the LENDER to PACIFIC COMBINING CORP., a California corporation, pursuant to the terms and provisions of a Loan And Security Agreement dated October 11, 1995, as the same may be hereafter amended or modified.

        (c) Section 2.1. Section 2.1 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:
             Section 2.1. Advances of Loan Proceeds. Subject to the continued satisfaction of all conditions precedent to the making of advances hereunder, and the continued absence of any event, circumstance, act or omission which with the giving of notice, the passage of time, or both would constitute an EVENT OF DEFAULT, the LENDER shall advance to the BORROWERS by depositing into the COMMERCIAL ACCOUNT from time to time such sums as any BORROWER may request, provided that the aggregate outstanding principal balance of the LOAN at any one time shall never exceed the lesser of: (a) Six Million Dollars ($6,000,000.00) ("DOLLAR CAP"); or (b) the sum of (i) eighty percent (80%) of the face amount of billed ELIGIBLE ACCOUNTS, plus (ii) thirty-five percent (35%) of the value (i.e., the lower of the BORROWERS' manufacturing costs and the lowest selling price) of the BORROWERS' INVENTORY, minus (iii) the principal balance outstanding under the TERM LOAN minus Five Hundred Thousand Dollars ($500,000.00). The amount of the DOLLAR CAP shall be reduced, from time to time, by the aggregate amount of "Equity Proceeds" (as hereafter defined) received by any BORROWER, each such reduction to occur five (5) calendar days after a BORROWER'S receipt of Equity Proceeds. As used herein, the term "Equity Proceeds" means an amount equal to (a) the net proceeds obtained by any BORROWER in connection with any sale or offering of any equity interest in any of the BORROWERS (excluding net proceeds obtained in the offering made, or to be made, in 1995 in connection with equity interests in Transderm Laboratories Corporation and net proceeds obtained by the exercise of any presently existing stock options for stock in Health-Chem Corporation), minus (b) the portion of such net proceeds which have been paid to the LENDER to prepay all or a portion of the TERM LOAN. The BORROWERS shall not request any advance under the LOAN which would cause the aggregate amount of advances made to or for the BORROWERS and outstanding under the LOAN DOCUMENTS to exceed the limitations as to the maximum amount of advances as herein set forth, or as set from time to time by the LENDER. In the event the principal amount outstanding under the LOAN ever exceeds the maximum amount which may be outstanding pursuant to the above limitations the BORROWERS shall immediately, upon demand of the LENDER, reduce the principal amount outstanding under the LOAN to an amount which does not exceed the above limitations. Any termination of the LOAN pursuant to the terms of this AGREEMENT, shall relieve the LENDER of the LENDER'S obligation to lend money or to make financial accommodations to or for the BORROWERS and the BORROWER'S account, and shall in no way release, terminate, discharge or excuse the

             BORROWERS from their absolute duty to pay and perform the obligations.

        (d) Section 2.3. Section 2.3 of the LOAN AGREEMENT is hereby amended by deleting the date "July 15, 1997" and substituting in lieu thereof the date "October 15, 1997."

        (e) Section 2.5.a. Article 2 of the LOAN AGREEMENT is hereby amended by inserting immediately after the presently existing Section 2.5 the following new section:

             Section 2.5.a. Quarterly Fee. The BORROWERS shall pay to the LENDER a quarterly fee equal to one-quarter of one percent (.25%) per annum of the DOLLAR CAP as of the end of each fiscal quarter of the BORROWERS in which the FIXED CHARGE COVERAGE of the BORROWERS for the immediately preceding four fiscal quarters is less than 1.25. Such quarterly fee is payable on the same date the certificate described in Section 6.17.c is required to be delivered to the LENDER.

        (f)  Subsection 6.24.c.  Subsection 6.24.c of the LOAN
AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

             Subsection 6.24.c. Fixed Charge Coverage. As of the end of each fiscal quarter of the BORROWERS, the BORROWERS shall maintain on a consolidated basis a FIXED CHARGE COVERAGE for the immediately preceding four fiscal quarters of not less than:
             i) 1.0 as of the end of the fiscal quarter ending September 30, 1995; ii) 1.05 as of the end of the fiscal quarters ending December 31, 1995 and March 31, 1996; iii) 1.2 as of the end of the fiscal quarters ending June 30, 1996 and September 30, 1996; and iv) 1.25 as of the end of each fiscal quarter after June 30, 1996.

        (g) Section 7.7. Section 7.7 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

             Section 7.7.   Capital Expenditures.  The
             BORROWERS, on a consolidated basis, shall not make any CAPITAL EXPENDITURES in excess of: (a) Four Million Two Hundred Thousand Dollars ($4,200,000.00) in the BORROWERS' 1995 FISCAL YEAR; (b) Seven Hundred Fifty Thousand Dollars ($750,000.00) in the BORROWERS' 1996 FISCAL YEAR; and (c) One Million Five Hundred Thousand Dollars ($1,500,000.00) in any of the BORROWERS' FISCAL YEARS after 1996; provided, however, that in the event that the BORROWERS do not make CAPITAL EXPENDITURES in an aggregate amount up to the maximum amount permitted above in any one FISCAL YEAR, the difference between the maximum amount permitted above and the actual amount of CAPITAL EXPENDITURES made by the BORROWERS may be spent on CAPITAL EXPENDITURES in the immediately succeeding FISCAL YEAR in addition to the maximum amount set forth above.

        (h) Section 7.13. Article 7 of the LOAN AGREEMENT is hereby amended by inserting immediately after the presently existing Section 7.12 the following new section:

             Section 7.13.  Subordinated Indenture.  The
             BORROWERS shall not prepay any INDEBTEDNESS under the SUBORDINATED INDENTURE or acquire portions of such INDEBTEDNESS which would result in the aggregate amount of such prepayments and acquisitions to exceed the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (excluding prepayments and acquisitions which have reduced previously due payments on the sinking fund established by the SUBORDINATED INDENTURE).

   SECTION 4. OTHER TERMS. Except as specifically modified herein, all other terms and provisions of the NOTE, the LOAN AGREEMENT and all documents and agreements evidencing, securing or otherwise documenting the LOAN (collectively, "LOAN DOCUMENTS") remain in full force and effect and are hereby ratified and confirmed. It is the specific intention of the parties hereto that the modifications contained herein shall not constitute a novation of any of the BORROWERS' obligations to the LENDER.

   SECTION 5. WARRANTIES AND REPRESENTATIONS. As an inducement to the LENDER to enter into this AGREEMENT, the BORROWERS make the following representations and warranties to the LENDER and acknowledge the LENDER'S justifiable reliance thereon:

        (a)  No BORROWER is in default under any of the LOAN
DOCUMENTS;

        (b) The LOAN DOCUMENTS, as modified and amended herein, are the valid and binding obligations of each of the BORROWERS and are fully enforceable in accordance with their terms; and

        (c) The LENDER'S security interests and liens set forth in the LOAN DOCUMENTS in the assets of each of the BORROWERS (excluding real estate) secure all of each BORROWER'S obligations, whether now existing or hereafter incurred, to the LENDER under the LOAN DOCUMENTS, as amended and modified herein.

   SECTION 6. ENFORCEABILITY. This AGREEMENT shall be binding and enforceable upon and inure to the benefit of the LENDER, the BORROWERS and their respective successor and assigns.

   SECTION 7. FEES AND EXPENSES. The BORROWERS shall pay all of the fees, costs and expenses, including the LENDER'S counsel fees and expenses, in connection with the negotiation and preparation of this AGREEMENT.

   SECTION 8. CHOICE OF LAW. This AGREEMENT and all of the LOAN DOCUMENTS shall be governed by and enforced pursuant to, the internal laws of the State of Maryland, and the parties hereto consent to the non-exclusive jurisdiction and venue of the Circuit Court of any county in the State of Maryland, the Circuit Court for the City of Baltimore and the State of Maryland, or the U.S. District Court for the District of Maryland.

   SECTION 9. WAIVER OF JURY TRIAL. The parties hereto each hereby waive the right to a trial by jury in any action, suit or proceeding arising out of or related to the LOAN or this AGREEMENT.

   IN WITNESS WHEREOF, the parties have executed this SECOND
MODIFICATION AGREEMENT with the specific intention of creating a document under seal as of the day and year first above written.

WITNESS/ATTEST:             BORROWERS:

                            HEALTH-CHEM CORPORATION,
                            A Delaware Corporation

_________________________   By:  _______________________(SEAL)
                                 Marvin M. Speiser,
                                 Chairman of the Board

                            HERCON LABORATORIES CORPORATION,
                            A Delaware Corporation


_________________________   By:  _______________________(SEAL)
                                 Marvin M. Speiser,
                                 Chairman of the Board

                            HERCULITE PRODUCTS, INC.,
                            A New York Corporation


_________________________   By:  _______________________(SEAL)
                                 Marvin M. Speiser,
                                 Chairman of the Board

WITNESS/ATTEST:             PACIFIC COMBINING CORP.,
                            A California Corporation



_________________________   By:  _______________________(SEAL)
                                 Name:  __________________
                                 Title: __________________

                            HERCON ENVIRONMENTAL CORPORATION,
                            A Delaware Corporation



_________________________   By:  _______________________(SEAL)
                                 Name:  __________________
                                 Title: __________________

                            TRANSDERM LABORATORIES CORPORATION,
                            A Delaware Corporation



_________________________   By:  _______________________(SEAL)
                                 Name:  __________________
                                 Title: __________________


                            LENDER:

                           THE FIRST NATIONAL BANK OF MARYLAND,
                           A National Banking Association


_________________________   By:  _______________________(SEAL)
                                 Name:____________________
                                 Title:___________________




                       ACKNOWLEDGMENTS


STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

   I HEREBY CERTIFY that on this _____ day of October, 1995, before me, the undersigned Notary Public of the State aforesaid, personally appeared _____________________, and acknowledged himself to be the ___________________ of HEALTH-CHEM CORPORATION, a Delaware corporation, and that he, as such _____________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of HEALTH-CHEM CORPORATION by himself as _________.

   IN WITNESS MY Hand and Notarial Seal.


                            ___________________________(SEAL)
                                   NOTARY PUBLIC
My Commission Expires:

_____________________


STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

   I HEREBY CERTIFY that on this _____ day of October, 1995, before me, the undersigned Notary Public of the State aforesaid, personally appeared MARVIN M. SPEISER, and acknowledged himself to be the Chairman of the Board of HERCON LABORATORIES CORPORATION, a Delaware corporation, and that he, as such Chairman of the Board being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of HERCON LABORATORIES CORPORATION by himself as Chairman of the Board.

   IN WITNESS MY Hand and Notarial Seal.


                            ___________________________(SEAL)
                                   NOTARY PUBLIC
My Commission Expires:

_____________________

STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

   I HEREBY CERTIFY that on this _____ day of October, 1995, before me, the undersigned Notary Public of the State aforesaid, personally appeared MARVIN M. SPEISER, and acknowledged himself to be the Chairman of the Board of HERCULITE PRODUCTS, INC., a New York corporation, and that he, as such Chairman of the Board being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of HERCULITE PRODUCTS, INC. by himself as Chairman of the Board.

   IN WITNESS MY Hand and Notarial Seal.


                            ___________________________(SEAL)
                                   NOTARY PUBLIC
My Commission Expires:

_____________________

STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

   I HEREBY CERTIFY that on this _____ day of October, 1995, before me, the undersigned Notary Public of the State aforesaid, personally appeared _____________________, and acknowledged himself to be the ___________________ of PACIFIC COMBINING CORP., a California corporation, and that he, as such _____________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of PACIFIC COMBINING CORP. by himself as _________.

   IN WITNESS MY Hand and Notarial Seal.


                            ___________________________(SEAL)
                                   NOTARY PUBLIC
My Commission Expires:

_____________________


STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

   I HEREBY CERTIFY that on this _____ day of October, 1995, before me, the undersigned Notary Public of the State aforesaid, personally appeared _____________________, and acknowledged himself to be the ______________________ of HERCON ENVIRONMENTAL CORPORATION, a Delaware corporation, and that he, as such _____________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of HERCON ENVIRONMENTAL CORPORATION by himself as _______________.

   IN WITNESS MY Hand and Notarial Seal.


                            ___________________________(SEAL)
                                   NOTARY PUBLIC
My Commission Expires:

_____________________



STATE OF _______________, CITY/COUNTY OF _______________, TO
WIT:

   I HEREBY CERTIFY that on this _____ day of October, 1995, before me, the undersigned Notary Public of the State aforesaid, personally appeared _____________________, and acknowledged himself to be the ______________________ of TRANSDERM LABORATORIES CORPORATION, a Delaware corporation, and that he, as such _____________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of TRANSDERM LABORATORIES CORPORATION by himself as _________________.

   IN WITNESS MY Hand and Notarial Seal.


                            ___________________________(SEAL)
                                   NOTARY PUBLIC
My Commission Expires:

_____________________

STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

   I HEREBY CERTIFY, that on this ____ day of October, 1995, before me, the undersigned a Notary Public of the State of Maryland, personally appeared GARTH C. HARDING, who acknowledged himself to be a Vice President of THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, and acknowledged that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of THE FIRST NATIONAL BANK OF MARYLAND by himself as Vice President.

   IN WITNESS MY Hand and Notarial Seal.


                            ___________________________(SEAL)
                                   NOTARY PUBLIC
My Commission Expires:

_____________________